Exhibit 99.1

Investor Contact:	Media Contact:
Andrey Galiuk	Adrian Sakowicz
Vice President - Corporate Development	Vice President - Communications
and Investor Relations	(630) 743-5039
(630) 743-5131	asakowicz@dovercorp.com
agaliuk@dovercorp.com

DOVER REPORTS FIRST QUARTER 2020 DILUTED EPS OF $1.21 ($1.39 ON AN ADJUSTED BASIS); SUSPENDS 2020 GUIDANCE WITH AN OBJECTIVE TO REINSTATE NEXT QUARTER

DOWNERS GROVE, Ill., April 21, 2020 — Dover (NYSE: DOV), a diversified global manufacturer, announced its financial results for the first quarter ended March 31, 2020.

	Three Months Ended March 31,
($ in millions, except per share data)	2020	2019	% Change
U.S. GAAP
Revenue	$1,656	$1,725	(4.0)%
Net earnings	176	106	66.8%
Diluted EPS	1.21	0.72	68.1%

Non-GAAP
Organic revenue decline			(2.7)%
Adjusted net earnings [1]	203	182	11.4%
Adjusted diluted EPS	1.39	1.24	12.1%

1 For the three months ended March 31, 2020 and 2019, adjusted net earnings excluded after tax acquisition-related amortization costs of $25.7 million and $26.7 million, respectively, and rightsizing and other costs of $6.3 million and $3.1 million, respectively. In addition, the three months ended March 31, 2020, also excluded a $5.0 million non-cash after-tax gain on the sale of the Chino branch of The AMS Group, and the three months ended March 31, 2019 excluded a $46.9 million non-cash after-tax loss on assets held for sale related to Finder.

For the quarter ended March 31, 2020, Dover generated revenue of $1.7 billion, a decline of 4% (-3% organic) compared to the first quarter of the prior year. GAAP net earnings of $176 million increased 67%, and GAAP diluted EPS of $1.21 was up 68%. On an adjusted basis, net earnings of $203 million grew 11%, and adjusted diluted EPS of $1.39 was up 12% versus the comparable quarter of the prior year.

A full reconciliation between GAAP and adjusted measures and definitions of non-GAAP and other performance measures are included as an exhibit herein.

MANAGEMENT COMMENTARY:

Dover’s President and Chief Executive Officer, Richard J. Tobin, said, “Our first quarter results are entirely attributable to the perseverance of Dover’s employees as they diligently continued to serve our customers in this challenging environment, which unfortunately deteriorated progressively through the quarter. We anticipate that the challenge will not be over soon, but we will gather the collective strength of our resilient business portfolio, sound financial position, and the resolve of our entire Dover team to continue to serve both our internal and external partners.

“As we expected, Q1 top-line was weaker year-over-year given a challenging comparable period, which was exacerbated by the pandemic-related challenges, particularly in China and Italy, and increasingly difficult trading conditions in the capital goods and textiles sectors of the global economy. Bookings were flat year-over-year in the quarter yielding an increased backlog compared to the same time last year, providing some support ahead of what we expect to be a difficult second quarter. Despite our lower revenue in the quarter, we increased segment margins and grew absolute net earnings as a result of carryover benefits from our productivity initiatives and prudent debt refinancing undertaken in late 2019. This has been augmented by additional cost actions carried out as the quarter progressed.

“In the first quarter we started facing headwinds associated with the outbreak of COVID-19, which led to operational interruptions and increased business uncertainty. Our foremost focus has been on the health and safety of our employees and partners, as well as on supporting the many important societal functions through our portfolio of businesses, such as retail fueling, food retail, food packaging, biopharma, municipal waste removal and many others. We remained largely operational in the US and most of Europe through Q1, although our facilities were down in China, Italy, India and Malaysia for several weeks during the quarter.

“We are approaching the uncertainty and challenges in the second quarter and the rest of 2020 with resolve and from a position of strength given our strong balance sheet and operational execution momentum, and we are taking additional steps to manage through these times. Where appropriate, our businesses are reducing production capacity to prevailing demand conditions and we have taken steps across the portfolio and at the corporate center to reduce our controllable costs. We are keenly focused on working capital management as demonstrated by our first quarter cash flow results and have initiated a capital spending plan review that has resulted in a materially lower full year capital expense forecast, without deferring strategic ongoing initiatives. Additionally, in the spirit of prudent liquidity management, we have drawn a $500M portion of our revolver facility considering the current commercial paper market conditions, even though we have no long-term debt maturities until 2025.

“We are confident in Dover’s ability to navigate the challenging environment with a sense of responsibility to our teams, customers, partners and shareholders. Dover has a long and tested history of cash flow generation and we are further stepping up our capital management discipline without changing our strategic allocation priorities.”

2020 GUIDANCE UPDATE:

Due to the COVID-19 pandemic and the resulting negative impact to the global demand environment we are unable to forecast with certainty the effect on Dover’s financial and operational results, which could be material, and as such, Dover’s previously communicated guidance for full year 2020 revenue growth and adjusted EPS has been suspended. Our objective is to reinstate guidance for the remainder of the year with our Q2 2020 earnings announcement.

CONFERENCE CALL INFORMATION:

Dover will host a webcast and conference call to discuss its first quarter 2020 results and outlook for 2020 at 10:00 A.M. Eastern Time (9:00 A.M. Central Time) on Tuesday, April 21, 2020. The webcast can be accessed on the Dover website at dovercorporation.com. The conference call will also be made available for replay on the website. Additional information on Dover’s first quarter results and its operating segments can be found on the Company’s website.

ABOUT DOVER:

Dover is a diversified global manufacturer and solutions provider with annual revenue of approximately $7 billion. We deliver innovative equipment and components, consumable supplies, aftermarket parts, software and digital solutions, and support services through five operating segments: Engineered Products, Fueling Solutions, Imaging & Identification, Pumps & Process Solutions and Refrigeration & Food Equipment. Dover combines global scale with operational agility to lead the markets we serve. Recognized for our entrepreneurial approach for over 60 years, our team of approximately 24,000 employees takes an ownership mindset, collaborating with customers to redefine what's possible. Headquartered in Downers Grove, Illinois, Dover trades on the New York Stock Exchange under "DOV." Additional information is available at dovercorporation.com.

FORWARD-LOOKING STATEMENTS:

This press release contains "forward-looking" statements within the meaning of the Private Securities Litigation Reform Act of 1995, as amended. All statements in this document other than statements of historical fact are statements that are, or could be deemed, “forward-looking” statements. Forward-looking statements are subject to numerous important risks, uncertainties, assumptions and other factors, some of which are beyond the Company’s control. Factors that could cause actual results to differ materially from current expectations include, among other things, the impacts of COVID-19 on the global economy and on our customers, suppliers, employees, operations, business, liquidity and cash flows, other general economic conditions and conditions in the particular markets in which we operate, changes in customer demand and capital spending, competitive factors and pricing pressures, our ability to develop and launch new products in a cost-effective manner, our ability to realize synergies from newly acquired businesses, and our ability to derive expected benefits from restructuring, productivity initiatives, liquidity enhancing actions, and other cost reduction actions. For details on the risks and uncertainties that could cause our results to differ materially from the forward-looking statements contained herein, we refer you to the documents we file with the Securities and Exchange Commission, including our Annual Report on Form 10-K for the year ended December 31, 2019, and our Quarterly Reports on Form 10-Q and Current Reports on Form 8-K. These documents are available from the Securities and Exchange Commission, and on our website, dovercorporation.com. The Company undertakes no obligation to publicly update any forward-looking statement, whether as a result of new information, future events or otherwise.

INVESTOR SUPPLEMENT - FIRST QUARTER 2020

DOVER CORPORATION
CONSOLIDATED STATEMENTS OF EARNINGS
(unaudited)(in thousands, except per share data)

	Three Months Ended March 31,
	2020	2019
Revenue	$1,655,939	$1,724,757
Cost of goods and services	1,043,696	1,101,215
Gross profit	612,243	623,542
Selling, general, and administrative expenses	386,941	408,466
Loss on assets held for sale	—	46,946
Operating earnings	225,302	168,130
Interest expense	27,268	31,808
Interest income	(1,183)	(890)
Gain on sale of a business	(6,551)	—
Other income, net	(7,732)	(1,106)
Earnings before provision for income taxes	213,500	138,318
Provision for income taxes	37,221	32,613
Net earnings	$176,279	$105,705

Net earnings per share:
Basic	$1.22	$0.73
Diluted	$1.21	$0.72
Weighted average shares outstanding:
Basic	144,259	145,087
Diluted	145,782	146,911

Dividends paid per common share	$0.49	$0.48

* Per share data may be impacted by rounding.

DOVER CORPORATION
QUARTERLY SEGMENT INFORMATION
(unaudited)(in thousands)

	2020	2019
	Q1	Q1	Q2	Q3	Q4	FY 2019
REVENUE
Engineered Products	$408,160	$418,851	$429,928	$426,689	$422,089	$1,697,557
Fueling Solutions	359,982	373,050	390,586	411,769	444,772	1,620,177
Imaging & Identification	256,765	268,354	266,588	275,109	274,420	1,084,471
Pumps & Process Solutions	319,536	330,219	338,924	341,337	328,048	1,338,528
Refrigeration & Food Equipment	311,913	334,643	385,474	370,335	306,165	1,396,617
Intra-segment eliminations	(417)	(360)	(794)	106	95	(953)
Total consolidated revenue	$1,655,939	$1,724,757	$1,810,706	$1,825,345	$1,775,589	$7,136,397

NET EARNINGS
Segment Earnings:
Engineered Products	$69,094	$67,119	$77,129	$74,367	$73,233	$291,848
Fueling Solutions	53,498	37,230	52,637	68,069	73,937	231,873
Imaging & Identification	51,482	55,955	54,641	61,655	57,233	229,484
Pumps & Process Solutions [1]	66,079	14,991	76,278	77,433	71,379	240,081
Refrigeration & Food Equipment [2]	23,529	24,807	44,375	35,211	14,439	118,832
Total segment earnings (EBIT)	263,682	200,102	305,060	316,735	290,221	1,112,118
Corporate expense / other [3]	24,097	30,866	24,512	28,658	63,781	147,817
Interest expense	27,268	31,808	31,754	31,410	30,846	125,818
Interest income	(1,183)	(890)	(945)	(1,263)	(1,428)	(4,526)
Earnings before provision for income taxes	213,500	138,318	249,739	257,930	197,022	843,009
Provision for income taxes	37,221	32,613	51,654	51,924	28,900	165,091
Net earnings	$176,279	$105,705	$198,085	$206,006	$168,122	$677,918

SEGMENT MARGIN
Engineered Products	16.9%	16.0%	17.9%	17.4%	17.4%	17.2%
Fueling Solutions	14.9%	10.0%	13.5%	16.5%	16.6%	14.3%
Imaging & Identification	20.1%	20.9%	20.5%	22.4%	20.9%	21.2%
Pumps & Process Solutions [1]	20.7%	4.5%	22.5%	22.7%	21.8%	17.9%
Refrigeration & Food Equipment [2]	7.5%	7.4%	11.5%	9.5%	4.7%	8.5%
Total segment operating margin	15.9%	11.6%	16.8%	17.4%	16.3%	15.6%

DEPRECIATION AND AMORTIZATION EXPENSE
Engineered Products	$10,122	$10,359	$10,452	$10,095	$10,126	$41,032
Fueling Solutions	18,339	17,879	18,945	18,744	19,477	75,045
Imaging & Identification	8,769	7,435	7,413	7,360	8,322	30,530
Pumps & Process Solutions	18,336	17,548	16,201	16,018	17,817	67,584
Refrigeration & Food Equipment	11,548	13,011	12,777	13,047	12,525	51,360
Corporate	1,638	1,506	1,981	1,523	1,726	6,736
Total depreciation and amortization expense	$68,752	$67,738	$67,769	$66,787	$69,993	$272,287

1 Q1 and FY 2019 include a $46,946 loss on assets held for sale for Finder Pompe S.r.l.
2 Q1 2020 includes a $6,551 gain on the sale of the Chino, California branch of The AMS Group ("AMS Chino").
3 Q4 and FY 2019 include a $23,543 loss on early extinguishment of debt.

DOVER CORPORATION
QUARTERLY EARNINGS PER SHARE
(unaudited)(in thousands, except per share data*)

Earnings Per Share
	2020	2019
	Q1	Q1	Q2	Q3	Q4	FY 2019
Net earnings per share:
Basic	$1.22	$0.73	$1.36	$1.42	$1.16	$4.67
Diluted	$1.21	$0.72	$1.35	$1.40	$1.15	$4.61

Net earnings and weighted average shares used in calculated earnings per share amounts are as follows:
Net earnings	$176,279	$105,705	$198,085	$206,006	$168,122	$677,918

Weighted average shares outstanding:
Basic	144,259	145,087	145,366	145,372	144,966	145,198
Diluted	145,782	146,911	147,179	147,051	146,790	146,992

* Per share data may be impacted by rounding.

DOVER CORPORATION
QUARTERLY ADJUSTED EARNINGS AND ADJUSTED EARNINGS PER SHARE (NON-GAAP)
(unaudited)(in thousands, except per share data*)

Non-GAAP Reconciliations

	2020	2019
	Q1	Q1	Q2	Q3	Q4	FY 2019
Adjusted net earnings:
Net earnings	$176,279	$105,705	$198,085	$206,006	$168,122	$677,918
Acquisition-related amortization, pre-tax [1]	34,062	35,635	34,997	34,244	33,460	138,336
Acquisition-related amortization, tax impact [2]	(8,411)	(8,964)	(8,777)	(8,624)	(8,403)	(34,768)
Rightsizing and other costs, pre-tax [3]	7,859	3,963	6,457	3,807	17,926	32,153
Rightsizing and other costs, tax impact [2]	(1,605)	(861)	(1,377)	(806)	(3,745)	(6,789)
Loss on extinguishment of debt, pre-tax [4]	—	—	—	—	23,543	23,543
Loss on extinguishment of debt, tax impact [2]	—	—	—	—	(5,163)	(5,163)
Loss on assets held for sale [5]	—	46,946	—	—	—	46,946
Gain on disposition, pre-tax [6]	(6,551)	—	—	—	—	—
Gain on disposition, tax-impact [2]	1,592	—	—	—	—	—
Adjusted net earnings	$203,225	$182,424	$229,385	$234,627	$225,740	$872,176

Adjusted diluted net earnings per share:
Diluted net earnings per share	$1.21	$0.72	$1.35	$1.40	$1.15	$4.61
Acquisition-related amortization, pre-tax [1]	0.23	0.24	0.24	0.23	0.23	0.94
Acquisition-related amortization, tax impact [2]	(0.06)	(0.06)	(0.06)	(0.06)	(0.06)	(0.24)
Rightsizing and other costs, pre-tax [3]	0.05	0.03	0.04	0.03	0.12	0.22
Rightsizing and other costs, tax impact [2]	(0.01)	(0.01)	(0.01)	(0.01)	(0.03)	(0.06)
Loss on extinguishment of debt, pre-tax [4]	—	—	—	—	0.16	0.16
Loss on extinguishment of debt, tax impact [2]	—	—	—	—	(0.04)	(0.04)
Loss on assets held for sale [5]	—	0.32	—	—	—	0.32
Gain on disposition, pre-tax [6]	(0.04)	—	—	—	—	—
Gain on disposition, tax-impact [2]	0.01	—	—	—	—	—
Adjusted diluted net earnings per share	$1.39	$1.24	$1.56	$1.60	$1.54	$5.93

[1] Includes amortization on acquisition-related intangible assets and inventory step-up.
[2] Adjustments were tax effected using the statutory tax rates in the applicable jurisdictions or the effective tax rate, where applicable, for each period.
[3] Rightsizing and other costs include actions taken on employee reductions, facility consolidations and site closures, product line exits and other associated asset charges.
[4] Represents a loss on early extinguishment of €300,000 2.125% notes due 2020 and $450,000 4.30% notes due 2021.
[5] Represents a loss on assets held for sale of Finder Pompe S.r.l. ("Finder"). Under local law, no tax benefit is realized from the loss on the sale of a wholly-owned business.
[6] Represents a gain on the disposition of AMS Chino within the Refrigeration & Food Equipment segment.

* Per share data and totals may be impacted by rounding.

DOVER CORPORATION
QUARTERLY SEGMENT ADJUSTED EBIT AND ADJUSTED EBITDA (NON-GAAP)
(unaudited)(in thousands)
Non-GAAP Reconciliations

	2020	2019
	Q1	Q1	Q2	Q3	Q4	FY 2019
ADJUSTED SEGMENT EBIT AND ADJUSTED EBITDA
Engineered Products:
Segment earnings (EBIT)	$69,094	$67,119	$77,129	$74,367	$73,233	$291,848
Rightsizing and other costs	361	80	1,125	590	1,355	3,150
Adjusted EBIT - Segment	69,455	67,199	78,254	74,957	74,588	294,998
Adjusted EBIT %	17.0%	16.0%	18.2%	17.6%	17.7%	17.4%
Adjusted D&A [2]	10,122	10,359	9,855	10,095	10,126	40,435
Adjusted EBITDA - segment	$79,577	$77,558	$88,109	$85,052	$84,714	$335,433
Adjusted EBITDA %	19.5%	18.5%	20.5%	19.9%	20.1%	19.8%
Fueling Solutions:
Segment earnings (EBIT)	$53,498	$37,230	$52,637	$68,069	$73,937	$231,873
Rightsizing and other costs	1,493	752	1,768	811	1,554	4,885
Adjusted EBIT - Segment	54,991	37,982	54,405	68,880	75,491	236,758
Adjusted EBIT %	15.3%	10.2%	13.9%	16.7%	17.0%	14.6%
Adjusted D&A [2]	18,339	17,879	18,945	18,744	19,477	75,045
Adjusted EBITDA - segment	$73,330	$55,861	$73,350	$87,624	$94,968	$311,803
Adjusted EBITDA %	20.4%	15.0%	18.8%	21.3%	21.4%	19.2%
Imaging & Identification:
Segment earnings (EBIT)	$51,482	$55,955	$54,641	$61,655	$57,233	$229,484
Rightsizing and other costs	264	389	1,268	301	4,392	6,350
Adjusted EBIT - Segment	51,746	56,344	55,909	61,956	61,625	235,834
Adjusted EBIT %	20.2%	21.0%	21.0%	22.5%	22.5%	21.7%
Adjusted D&A [2]	8,769	7,336	7,317	7,286	7,892	29,831
Adjusted EBITDA - segment	$60,515	$63,680	$63,226	$69,242	$69,517	$265,665
Adjusted EBITDA %	23.6%	23.7%	23.7%	25.2%	25.3%	24.5%
Pumps & Process Solutions:
Segment earnings (EBIT)	$66,079	$14,991	$76,278	$77,433	$71,379	$240,081
Rightsizing and other costs	3,846	414	903	943	3,868	6,128
Loss on assets held for sale [1]	—	46,946	—	—	—	46,946
Adjusted EBIT - Segment	69,925	62,351	77,181	78,376	75,247	293,155
Adjusted EBIT %	21.9%	18.9%	22.8%	23.0%	22.9%	21.9%
Adjusted D&A [2]	16,230	17,548	16,199	16,018	17,004	66,769
Adjusted EBITDA - segment	$86,155	$79,899	$93,380	$94,394	$92,251	$359,924
Adjusted EBITDA %	27.0%	24.2%	27.6%	27.7%	28.1%	26.9%
Refrigeration & Food Equipment:
Segment earnings (EBIT)	$23,529	$24,807	$44,375	$35,211	$14,439	$118,832
Rightsizing and other costs	704	2,293	666	840	2,243	6,042
Gain on disposition [3]	(6,551)	—	—	—	—	—
Adjusted EBIT - Segment	17,682	27,100	45,041	36,051	16,682	124,874
Adjusted EBIT %	5.7%	8.1%	11.7%	9.7%	5.4%	8.9%
Adjusted D&A [2]	11,548	13,011	12,777	13,047	12,525	51,360
Adjusted EBITDA - segment	$29,230	$40,111	$57,818	$49,098	$29,207	$176,234
Adjusted EBITDA %	9.4%	12.0%	15.0%	13.3%	9.5%	12.6%
Total Segments:
Segment earnings (EBIT) [4]	$263,682	$200,102	$305,060	$316,735	$290,221	$1,112,118
Rightsizing and other costs	6,668	3,928	5,730	3,485	13,412	26,555
Loss on assets held for sale [1]	—	46,946	—	—	—	46,946
Gain on disposition [3]	(6,551)	—	—	—	—	—
Adjusted EBIT - Segment [5]	263,799	250,976	310,790	320,220	303,633	1,185,619
Adjusted EBIT % [4]	15.9%	14.5%	17.2%	17.5%	17.1%	16.6%
Adjusted D&A [2]	65,008	66,133	65,093	65,190	67,024	263,440
Adjusted EBITDA - segment [5]	$328,807	$317,109	$375,883	$385,410	$370,657	$1,449,059
Adjusted EBITDA % [5]	19.9%	18.4%	20.7%	21.1%	20.9%	20.3%
1 Q1 and FY 2019 include a $46,946 loss on assets held for sale for Finder.
[2] Adjusted D&A is depreciation and amortization expense, excluding depreciation and amortization included within rightsizing and other costs.
3 Q1 2020 includes a $6,551 gain on sale of a business for AMS Chino.
[4] Refer to Quarterly Segment Information section for reconciliation of total segment earnings (EBIT) to net earnings.
[5] Refer to Non-GAAP Disclosures section for definition.

DOVER CORPORATION
REVENUE GROWTH FACTORS (NON-GAAP)
(unaudited)(in thousands, except per share data*)

Non-GAAP Reconciliations

Revenue Growth Factors

2020
Q1
Organic
Engineered Products	(1.9)%
Fueling Solutions	(2.6)%
Imaging & Identification	(4.3)%
Pumps & Process Solutions	(1.1)%
Refrigeration & Food Equipment	(4.3)%
Total Organic	(2.7)%
Acquisitions	0.8%
Dispositions	(0.7)%
Currency translation	(1.4)%
Total*	(4.0)%
* Totals may be impacted by rounding.

2020
Q1
Organic
United States	3.5%
Other Americas	(4.7)%
Europe	(7.4)%
Asia	(19.2)%
Other	(8.8)%
Total Organic	(2.7)%
Acquisitions	0.8%
Dispositions	(0.7)%
Currency translation	(1.4)%
Total*	(4.0)%
* Totals may be impacted by rounding.

DOVER CORPORATION
QUARTERLY CASH FLOW AND FREE CASH FLOW (NON-GAAP)
(unaudited)(in thousands)

Quarterly Cash Flow

	2020	2019
	Q1	Q1	Q2	Q3	Q4	FY 2019
Net Cash Flows Provided By (Used In):
Operating activities	$75,863	$24,524	$208,709	$350,865	$361,208	$945,306
Investing activities	(230,511)	(217,690)	(69,755)	(48,612)	(48,198)	(384,255)
Financing activities	280,954	36,067	(60,596)	(277,901)	(255,612)	(558,042)

Quarterly Free Cash Flow (Non-GAAP)

	2020	2019
	Q1	Q1	Q2	Q3	Q4	FY 2019
Cash flow from operating activities	$75,863	$24,524	$208,709	$350,865	$361,208	$945,306
Less: Capital expenditures	(40,172)	(37,122)	(53,970)	(46,184)	(49,528)	(186,804)
Free cash flow	$35,691	$(12,598)	$154,739	$304,681	$311,680	$758,502

Free cash flow as a percentage of revenue	2.2%	(0.7)%	8.5%	16.7%	17.6%	10.6%

Free cash flow as a percentage of net earnings	20.2%	(11.9)%	78.1%	147.9%	185.4%	111.9%

DOVER CORPORATION
PERFORMANCE MEASURES
(unaudited)(in thousands)

	2020	2019
	Q1	Q1	Q2	Q3	Q4	FY 2019
BOOKINGS

Engineered Products	$414,972	$427,697	$397,420	$426,059	$457,145	$1,708,321
Fueling Solutions	373,070	343,083	394,256	450,727	425,698	1,613,764
Imaging & Identification	272,604	267,762	264,175	284,527	276,451	1,092,915
Pumps & Process Solutions	369,403	369,801	375,905	329,642	318,482	1,393,830
Refrigeration & Food Equipment	355,157	376,998	384,365	323,422	361,970	1,446,755
Intra-segment eliminations	(375)	(725)	(490)	(528)	872	(871)
Total consolidated bookings	$1,784,831	$1,784,616	$1,815,631	$1,813,849	$1,840,618	$7,254,714

BACKLOG

Engineered Products	$453,867	$451,335	$418,154	$416,025	$452,142
Fueling Solutions	211,518	185,847	186,202	223,081	205,842
Imaging & Identification	170,119	118,177	116,810	121,877	125,775
Pumps & Process Solutions	397,969	353,066	378,427	361,478	353,073
Refrigeration & Food Equipment	356,133	311,632	310,454	262,870	320,577
Intra-segment eliminations	(159)	(403)	(141)	(252)	(249)
Total consolidated backlog	$1,589,447	$1,419,654	$1,409,906	$1,385,079	$1,457,160

Bookings Growth Factors

2020
Q1
Organic
Engineered Products	(2.3)%
Fueling Solutions	9.5%
Imaging & Identification	0.3%
Pumps & Process Solutions	2.2%
Refrigeration & Food Equipment	(4.2)%
Total Organic	0.9%
Acquisitions	1.0%
Dispositions	(0.7)%
Currency translation	(1.2)%
Total*	—%
* Totals may be impacted by rounding.

COVID-19

On March 11, 2020, the World Health Organization declared the outbreak of the novel coronavirus ("COVID-19") a pandemic. The COVID-19 outbreak and associated counter-acting measures implemented by governments around the world, as well as increased business uncertainty, are having an adverse impact on our financial results. Refer to our Quarterly Report on Form 10-Q filed with the SEC on April 21, 2020 for additional discussion.

Non-GAAP Measures Definitions

In an effort to provide investors with additional information regarding our results as determined by GAAP, Management also discloses non-GAAP information that Management believes provides useful information to investors. Adjusted net earnings, adjusted diluted net earnings per share, total segment earnings (EBIT), adjusted EBIT by segment, adjusted EBIT margin by segment, adjusted EBITDA by segment, adjusted EBITDA margin by segment, free cash flow, free cash flow as a percentage of revenue, free cash flow as a percentage of net earnings, and organic revenue growth are not financial measures under GAAP and should not be considered as a substitute for net earnings, diluted net earnings per share, cash flows from operating activities, or revenue as determined in accordance with GAAP, and they may not be comparable to similarly titled measures reported by other companies.

Adjusted net earnings represents net earnings adjusted for the effect of acquisition-related amortization, rightsizing and other costs, loss on extinguishment of debt, loss on assets held for sale, and a gain on disposition. We exclude after-tax acquisition-related amortization because the amount and timing of such charges are significantly impacted by the timing, size, number and nature of the acquisitions the Company consummates. We exclude the other items because they occur for reasons that may be unrelated to the Company's commercial performance during the period and/or Management believes they are not indicative of the Company's ongoing operating costs or gains in a given period.

Adjusted diluted net earnings per share represents adjusted net earnings divided by average diluted shares.

Total segment earnings (EBIT) is defined as net earnings before income taxes, net interest expense and corporate expenses. Total segment earnings (EBIT) margin is defined as total segment earnings (EBIT) divided by revenue.

Adjusted EBIT by Segment is defined as net earnings before income taxes, net interest expense, corporate expenses, rightsizing and other costs, a 2019 loss on assets held for sale and a 2020 gain on disposition. Adjusted EBIT Margin by Segment is defined as adjusted EBIT by segment divided by segment revenue.

Adjusted EBITDA by Segment is defined as adjusted EBIT by segment plus depreciation and amortization, excluding depreciation and amortization included within rightsizing and other costs. Adjusted EBITDA Margin by Segment is defined as adjusted EBITDA by segment divided by segment revenue.

Management believes these measures are useful to investors to better understand the Company’s ongoing profitability as it will better reflect the Company's core operating results, offer more transparency and facilitate easier comparability to prior and future periods and to its peers.

Free cash flow represents net cash provided by operating activities minus capital expenditures. Free cash flow as a percentage of revenue equals free cash flow divided by revenue. Free cash flow as a percentage of net earnings equals free cash flow divided by net earnings. Management believes that free cash flow and free cash flow ratios are important measures of operating performance because it provides management and investors a measurement of cash generated from operations that is available for mandatory payment obligations and investment opportunities, such as funding acquisitions, paying dividends, repaying debt and repurchasing our common stock.

Management believes that reporting organic revenue growth, which excludes the impact of foreign currency exchange rates and the impact of acquisitions and dispositions, provides a useful comparison of our revenue and bookings performance and trends between periods.

Performance Measures Definitions

Bookings represent total orders received from customers in the current reporting period. This metric is an important measure of performance and an indicator of revenue order trends.

Organic bookings represent total orders received from customers in the current reporting period excluding the impact of foreign currency exchange rates and the impact of acquisition and dispositions. This metric is an important measure of performance and an indicator of revenue order trends.

Backlog represents an estimate of the total remaining bookings at a point in time for which performance obligations have not yet have satisfied. This metric is useful as it represents the aggregate amount we expect to recognize as revenue in the future.

We use the above operational metrics in monitoring the performance of the business. We believe the operational metrics are useful to investors and other users of our financial information in assessing the performance of our segments.